Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Enlivex Ltd. of our report dated March 24, 2026, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Enlivex Ltd., filed with the Securities and Exchange Commission on March 25, 2026. We also consent to the reference to our firm under the wording “Experts” in such Registration Statement.

/s/ Yarel + Partners

Yarel + Partners

Tel- Aviv, Israel

August 6, 2026